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Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

        FIRST AMENDMENT, dated as of February 25, 2008 (effective as of December 31, 2007) (this "Amendment") to the Credit Agreement dated as of August 20, 2007 (the "Credit Agreement") by and among VEECO INSTRUMENTS INC., a Delaware corporation (the "Company"), the Lenders party thereto and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

        WHEREAS, the Company has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders have agreed to amend such provisions of the Credit Agreement, subject to the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

1.     Amendments.

        a.     The first sentence of the definition of Consolidated EBITDA in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

    "Consolidated EBITDA" shall mean, for any Person for any period, the Consolidated Net Income (Net Loss) of such Person and its Subsidiaries for such period before provision for federal and state income taxes, minus the sum of (x) Consolidated Interest Income and (y) all extraordinary gains, plus the sum, without duplication, of (a) one-time non-cash charges related to (i) write-downs of intangible assets (including the value of in-process research and development related to a Permitted Acquisition) and (ii) to the extent included in Consolidated Net Income before provision for federal and state income taxes, write-downs of, or reserves for, deferred tax assets, (b) Consolidated Interest Expense, (c) depreciation and amortization expenses, (d) non-cash non-recurring charges incurred in connection with accounting for stock-based compensation expense and changes to Statements of Financial Accounting Standards and (e) those non-recurring charges recorded in the fiscal quarters ending December 31, 2007, March 31, 2008 and June 30, 2008 and described in a schedule previously provided to the Lenders on or about February 13, 2008 (provided that such charges do not exceed $10,640,000 for the fiscal quarter ended December 31, 2007, $3,558,000 for the fiscal quarter ending March 31, 2008 or $350,000 for the fiscal quarter ending June 30, 2008), all determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

        b.     Section 7.13(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

    "Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio to be less than (i) 1.00:1.00, for the fiscal quarter ending March 31, 2008, (ii) 1.10:1.00, for the fiscal quarter ending June 30, 2008, or (iii) 1.25:1.00, for the fiscal quarter ending September 30, 2008 and at any time thereafter.

        c.     Section 7.13(d) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

    "Pre-tax Loss. Permit a pre-tax loss greater than (i) $10,000,000, to exist for the fiscal quarter ended December 31, 2007, (ii) $7,000,000, to exist for the fiscal quarter ending March 31, 2008, (iii) $7,000,000, on an aggregate basis, to exist for the two fiscal quarters ending June 30, 2008 or (iv) $5,000,000, on an aggregate basis, to exist during any two consecutive fiscal quarters of the Company, commencing with the two fiscal quarters ending September 30, 2008.

2.     Conditions to Effectiveness.

        This Amendment shall become effective upon receipt by the Administrative Agent of: (a) this Amendment, duly executed by the Company and the Guarantors, (b) executed consents from the Required Lenders authorizing the Administrative Agent to execute this Amendment on behalf of the Lenders (the "Consent"), and (c) an amendment fee for each Lender providing its Consent to the Administrative Agent on or before the date of this Amendment, in an amount equal to five (5) basis points of such Lender's Revolving Credit Commitment.

3.     Miscellaneous.

        Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

        Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

        The amendments set forth above are limited specifically to the matters set forth above and for the specific instances and purposes given and do not constitute directly or by implication a waiver or amendment of any other provision of the Credit Agreement or a waiver of any Default or Event of Default, whether now existing or hereafter arising, which may occur or may have occurred.

        The Company hereby represents and warrants that (a) after giving effect to this Amendment, the representations and warranties made by the Company and each of its Subsidiaries pursuant to the Credit Agreement and the other Loan Documents to which each is a party are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date, unless any such representation or warranty is as of a specific date, in which case, as of such date, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

        The Company hereby further represents and warrants that the execution, delivery and performance by the Company of this Amendment and Wavier and the Credit Agreement, as amended by this Amendment, (a) have been duly authorized by all requisite corporate action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company, (ii) any order of any court or other Governmental Authority binding on the Company or (iii) any agreement or instrument binding on the Company. Each of this Amendment and Wavier and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Company.

        This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Amendment. This Amendment shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Administrative Agent.

        This Amendment shall constitute a Loan Document.

        This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

        [next page is signature page]

        IN WITNESS WHEREOF, the Company and the Administrative Agent, as authorized on behalf of the Lenders, have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

VEECO INSTRUMENTS INC.		HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ JOHN F. REIN, JR.	By:	/s/ CHRISTOPHER MENDELSOHN
Name: John F. Rein, Jr. Title: Executive Vice President and Chief Financial Officer		Name: Christopher Mendelsohn Title: First Vice President

        The undersigned, not parties to the Credit Agreement but as Guarantors under the Guaranty dated as of the Closing Date executed in favor of the Lenders, each hereby (a) accept and agree to the terms of the foregoing Amendment; (b) acknowledge and confirm that all terms and provisions contained in the Guaranty are, and shall remain, in full force and effect in accordance with their respective terms; (c) reaffirm and ratify all of the representations and covenants contained in the Guaranty; and (d) represent, warrant and confirm the non-existence of any offsets, defenses and counterclaims to its obligations under the Guaranty.

VEECO COMPOUND SEMICONDUCTOR INC. VEECO METROLOGY INC. VEECO PROCESS EQUIPMENT INC.
By:	/s/ JOHN F. REIN, JR.
Name: John F. Rein, Jr. Title: Vice President of each of the foregoing corporations

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  Exhibit 10.2
FIRST AMENDMENT TO CREDIT AGREEMENT